Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ravenswood Winery, Inc. of our report dated September 15, 1998, except as to Note 16, which is as of February 1, 1999, appearing on page F-2 of the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains the audited financial statements for the fiscal years ended June 30, 1997 and 1998.


/s/ Odenberg, Ullakko, Muranishi & Co. LLP


Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
August 16, 1999


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